Exhibit 23.5

CONSENT OF MILESTONE ADVISORS, LLP

We hereby consent the use of our opinion letter dated December 2, 2007 to the Board of Directors of Fidelity & Trust Financial Corporation (“Fidelity”) included as Appendix B to the Proxy Statement/Prospectus relating to the proposed merger of Fidelity with and into Woodmont Holdings, Inc. contained in this Registration Statement on Form S-4 of Eagle Bancorp, Inc. as filed with the Securities and Exchange Commission and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

MILESTONE ADVISORS, LLP

By:	/s/ John J. Nelligan
Name: John J. Nelligan
Title: Managing Director